                                                                      Exhibit 11

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                          AND COMMON EQUIVALENT SHARE
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                            Three Months Ended
                                                                                                  March 31,
                                                                                     ----------------------------------
                                                                                         1996                  1995
                                                                                     ------------          ------------
Primary Earnings (Loss) Per Share:

 (1) Weighted average shares of
          common stock outstanding  . . . . . . . . . . . . . . . . . . . . . . .     248,466,091           247,196,758
 (2) Effect of issuance of shares from assumed
          exercise of stock options
          (treasury stock method) . . . . . . . . . . . . . . . . . . . . . . . .          21,668               (40,290)
                                                                                     ------------          ------------

 (3) Weighted average shares  . . . . . . . . . . . . . . . . . . . . . . . . . .     248,487,759           247,156,468
                                                                                     ============          ============

 (4) Net income (loss)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    (16,740)         $    114,456

 (5) Primary earnings (loss) per share
          (line 4 divided by line 3)  . . . . . . . . . . . . . . . . . . . . . .    $       (.07)         $        .46

Fully Diluted Earnings (Loss) Per Share:

 (6) Weighted average shares per
          computation (line 3)  . . . . . . . . . . . . . . . . . . . . . . . . .     248,487,759           247,156,468

 (7) Shares applicable to options
          included (line 2) . . . . . . . . . . . . . . . . . . . . . . . . . . .         (21,668)               40,290

 (8) Dilutive effect of stock options based on the
          average price for the quarter or quarter-end
          price, whichever is higher, of $22.75 and
          $19.375 for 1996 and 1995, respectively
          (treasury stock method) . . . . . . . . . . . . . . . . . . . . . . . .          21,668               (40,290)
                                                                                     ------------          ------------

 (9) Weighted average shares  . . . . . . . . . . . . . . . . . . . . . . . . . .     248,487,759           247,156,468
                                                                                     ============          ============

(10) Net income (loss)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    (16,740)         $    114,456

(11) Fully diluted earnings (loss) per
          share (line 10 divided by line 9)   . . . . . . . . . . . . . . . . . .    $       (.07)         $        .46


Notes:

These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although it is not required for financial presentation disclosure per footnote 2 to paragraph 14 of Accounting Principles Board (APB) Opinion No. 15 because it does not meet the 3% dilutive test.

The calculations for the three months ended March 31, 1995 are submitted in accordance with Regulation S-K item 601(b)(11) although they are contrary to paragraphs 30 and 40 of APB No. 15 because they produce anti-dilutive results.